UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

__________________

Date of Report (Date of earliest event reported): September 22, 2015

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KIPS BAY MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35080	20-8947689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3405 Annapolis Lane North, Suite 200 Minneapolis, Minnesota	55447
(Address of principal executive offices)	(Zip Code)

(763) 235-3540

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.     Material Modifications to the Rights of Security Holders.

On September 22, 2015, at an Annual Meeting of Stockholders (the “Annual Meeting”) of Kips Bay Medical, Inc. (the “Company”), the stockholders of the Company approved, among other proposals, a proposal to approve a voluntary dissolution and liquidation of the Company pursuant to a Plan of Dissolution and Complete Liquidation of Kips Bay Medical, Inc. (the “Plan of Dissolution”). Subsequent to the Annual Meeting, the Board of Directors (the “Board”) of the Company approved the filing of a certificate of dissolution with the Delaware Secretary of State. The Company intends to file the certificate of dissolution on September 24, 2015 with the Delaware Secretary of State in accordance with the Plan of Dissolution.

At the close of business on September 24, 2015, the Company also intends to close its stock transfer books and cease recording transfers of shares of its common stock, $0.01 par value per share (the “Common Stock”). At that time, the Common Stock, and stock certificates evidencing the shares of Common Stock, will no longer be assignable or transferable on the Company’s books.

The Board has fixed September 24, 2015 as the record date for determining Company stockholders entitled to receive any future distributions of available assets and as the final date for the recording of stock transfers. Only those stockholders of record as of the close of business on September 24, 2015 will be entitled to such future distributions. The Company cannot determine with certainty the amount of any liquidating distribution to its stockholders and it is possible that there will be no liquidating distribution to stockholders.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2015, in connection with the anticipated filing of the certificate of dissolution, Manny Villafaña, the Company’s Chairman, President and Chief Executive Officer, resigned as an officer and director of the Company, to be effective immediately. Also on September 22, 2015, the Board appointed Scott Kellen, the Company’s Chief Operating Officer and Chief Financial Officer, as Chief Executive Officer of the Company in addition to his current positions with the Company and elected Mr. Kellen as a director of the Company, to be effective immediately. Mr. Kellen will not receive any compensation in addition to his current salary and previously disclosed retention payment for these new roles. In addition, on September 22, 2015, Robert Munzenrider, Robert Sheehy and Arch Smith, members of the Board, each tendered his resignation as a director of the Company, to be effective immediately. None of these resignations involved any controversy or disagreement with the Company. As a result of the resignations, Mr. Kellen will be the sole officer and employee of the Company and member of the Board.

Biographical and other information regarding Mr. Kellen can be found in the Company’s annual report on Form 10-K for the year ended December 31, 2015, as filed by the Company with the Securities and Exchange Commission on March 12, 2015 under “Part III. Item 10. Directors, Executive Officers and Corporate Governance” and “Part III. Item 11. Executive Compensation.”

Item 5.07      Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on September 22, 2015. The final results of the stockholder vote on each proposal brought before the Annual Meeting were as follows:

	For	Against	Abstain	Broker Non-Votes
Proposal No. 1—Approval of the voluntary dissolution and liquidation of the Company pursuant to a Plan of Dissolution and Liquidation, in substantially the form attached to the Company’s proxy statement as Appendix A	17,980,348	2,127,913	108,700	9,240,077

Proposal No. 2—Grant of discretionary authority to the Board to adjourn the Annual Meeting, even if a quorum is present, to solicit additional proxies, if necessary or appropriate, in the event that there are insufficient shares present in person or by proxy voting in favor of the approval of the dissolution and liquidation of the Company	27,070,621	2,276,950	109,467	0

	For	Withhold	Broker Non-Votes
Proposal No. 3— Election of directors
Manny Villafaña	11,847,822	8,369,139	9,240,077
Robert E. Munzenrider	18,645,309	1,571,652	9,240,077
Robert J. Sheehy	18,645,309	1,571,652	9,240,077
Arch C. Smith	18,645,309	1,571,652	9,240,077
	For	Against	Abstain	Broker Non-Votes
Proposal No. 4—Ratification of appointment of Ernst & Young LLP as independent registered public accounting firm for year ending December 31, 2015	28,561,454	751,277	144,307	0

Proposal No. 5—Approval, on an advisory basis, the compensation of named executive officers, as disclosed in the Company’s proxy statement	17,107,071	2,603,265	506,625	9,240,077

All proposals were approved by the Company’s stockholders by the required vote.

Item 8.01. Other Events.

On September 22, 2015, after the completion of the Annual Meeting, the Board approved the filing of a certificate of dissolution with the Delaware Secretary of State. The Company intends to file the certificate of dissolution on September 24, 2015 with the Delaware Secretary of State in accordance with the Plan of Dissolution. Under applicable law, as a result of the filing of the certificate of dissolution, the Company will no longer be able to issue stock, and consequently, will close its stock transfer books and discontinue recording transfers and issuing stock certificates (other than replacement certificates) effective as of September 24, 2015.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits:

Exhibit No.	Description
2.1	Plan of Dissolution and Complete Liquidation (Filed herewith).

2.2	Certificate of Dissolution of Kips Bay Medical, Inc. to be filed on September 24, 2015 (Filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2015		KIPS BAY MEDICAL, INC.

	By:	/s/ Scott Kellen
Name:	Scott Kellen
Title:	Chief Operating Officer and Chief Financial Officer

KIPS BAY MEDICAL, INC.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
2.1	Plan of Dissolution and Complete Liquidation	Filed herewith

2.2	Certificate of Dissolution of Kips Bay Medical, Inc. to be filed on September 24, 2015	Filed herewith

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